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                                                                     EXHIBIT 21


                               MASCOTECH, INC.
                          (A DELAWARE CORPORATION)

Subsidiaries as of March 15, 1998*

                                                JURISDICTION OF
      NAME                                INCORPORATION OR ORGANIZATION

Arrow Specialty Company                               Delaware

BLD Products, Ltd.                                    Michigan
      Novo Products, Inc.                             Florida

Glo North America Company                             Delaware

Hebco Products, Inc.                                  Ohio

International Brake Industries, Inc.                  Delaware

Kendallville Foundry, Inc.                            Delaware

Longman Enterprises, Inc.                             Florida
      Pylon Manufacturing Corp.                       Delaware

MASG Disposition, Inc.                                Michigan

MASX Energy Services Group, Inc.                      Delaware

Masco Industries International Sales, Inc.            Barbados

MascoTech Sintered Components Espana S.L.             Spain

MascoTech Sintered Components Limited                 United Kingdom

MascoTech Accessories, Inc.                           California

MascoTech Coatings, Inc.                              Michigan

*Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use trade names or other assumed names in the conduct of their business.

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MascoTech Edison, Inc.                                New Jersey

MascoTech Europe, Inc.                                Delaware

MascoTech European Holdings, Inc.                     Delaware
      GLO SpA                                         Italy

MascoTech GmbH                                        Germany
      H&B Hyprotec Technology OHG                     Germany
            Huber & Bauer GmbH 20%                    Germany
      Holzer GmbH & Co.                               Germany
      Holzer Limited                                  United Kingdom
      Neumeyer CR spol S.r.o.                         Czech Republic
      Neumeyer Fliesspressen GmbH                     Germany

MascoTech Forming Technologies - Fort Wayne, Inc.     Delaware

MascoTech Holding Company                             Delaware

MascoTech Industrial Components, Inc.                 Delaware

MascoTech Services, Inc.                              Delaware

MascoTech Sintered Components, Inc.                   Delaware

MascoTech Sintered Components of Indiana, Inc.        Indiana

MascoTech Tubular Products, Inc.                      Michigan

McGuane Industries, Inc.                              Delaware

Mr. Bracket, Inc.                                     Delaware

NI Foreign Military Sales, Inc.                       Delaware

NI West, Inc.                                         California

NI Wheel, Incorporated                                Ontario

Norris Industries, Inc.                               California

Plastic Form, Inc.                                    Delaware


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TriMas Corporation                                    Delaware
      Beaumont Bolt & Gasket, Inc.                    Texas
            Industrial Bolt & Gasket, Inc.            Louisiana
            Louisiana Bolt and Gasket, Inc.           Louisiana
      Compac Corporation                              Delaware
            Netcong Investments, Inc.                 New Jersey
      Di-Rite Company                                 Ohio
      Draw-Tite, Inc.                                 Delaware
      Draw-Tite (Canada) Ltd.                         Ontario
      Eskay Screw Corporation                         Delaware
      Fulton Performance Products, Inc.               Delaware
      Heinrich Stolz GmbH                             Germany
            Stolz North America, Inc.                 Texas
      Hitch 'N Post, Inc.                             Delaware
      Kee Services, Inc.                              Michigan
      Keo Cutters, Inc.                               Delaware
      Lake Erie Screw Corporation                     Ohio
      Lamons Metal Gasket Co.                         Delaware
            Canadian Gasket & Supply Inc.             Canada
            Louisiana Hose & Rubber Co.               Louisiana
      Monogram Aerospace Fasteners, Inc.              Delaware
      Norris Cylinder Company                         Delaware
      Punchcraft Company                              Michigan
      Reese Products, Inc.                            Indiana
            TriMas Corporation Pty. Ltd.              Australia
            Reese Products of Canada Ltd.             Ontario
      Reska Spline Products, Inc.                     Michigan
      Richards Micro-Tool, Inc.                       Delaware
      Rieke Corporation                               Indiana
            Rieke Canada Limited                      Canada
            Rieke of Mexico, Inc.                     Delaware
                  Rieke de Mexico, S.A. de C.V.       Mexico
            Rieke Leasing Co., Incorporated           Delaware
      TriMas Corporation Limited                      United Kingdom
            The Englass Group Limited                 United Kingdom
            The English Glass Company Limited         United Kingdom
                  Top Emballage S.A.                  France
      TriMas Export, Inc.                             Barbados
      TriMas Fasteners, Inc.                          Delaware
      TriMas Services Corp.                           Delaware

W.C. McCurdy & Co.                                    Michigan

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